Exhibit 23.2

[ON ERNST & YOUNG LLP LETTERHEAD]

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Stock Option plan of Phillips-Van Heusen Corporation of our report dated March 3, 2003, with respect to the consolidated financial statements and schedule of Phillips-Van Heusen Corporation included in its Annual Report (Form 10-K) for the year ended February 2, 2003, filed with the Securities and Exchange Commission.

Ernst & Young LLP

New York, New York

September 18, 2003